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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 42 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of the Asset Allocation Fund, Bond Index Fund, Institutional Money Market Fund, Money Market Fund, and the S&P 500 Stock Index Fund, each a fund of Barclays Global Investors Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Interestholders of the Asset Allocation Master Portfolio, Bond Index Master Portfolio, Money Market Master Portfolio, and the S&P 500 Index Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers, LLP

San Francisco, California
April 25, 2003